Exhibit 21

Subsidiaries of
Herborium Group, Inc.
at November 30, 2006

Herborium.com, Inc.
3 Oak Street
Teaneck, NJ 07660
EIN: 54-2137152
State of Incorporation: Delaware

Herborium, Inc.
3 Oak Street
Teaneck, NJ 07660
EIN: 22-3816686
State of Incorporation: Delaware

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